SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: March 18, 2011

(Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

6505 Kaiser Drive

Fremont, California 94555

(Address of principal executive offices and zip code)

(510) 795-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Modification of Compensatory Arrangements with Junien Labrousse

(e)

On March 18, 2011 Logitech Europe S.A., a subsidiary of Logitech International S.A. (the “Company” or “Logitech”), entered into a new employment agreement with Junien Labrousse (the “New Employment Agreement”), Logitech’s Executive Vice President, Products and President, Europe, and Logitech International S.A. and Logitech Europe S.A entered into a new change of control severance agreement with Mr. Labrousse (the “New Change of Control Agreement”, together with the New Employment Agreement, the “New Agreements”), in connection with Mr. Labrousse’s relocation from the United States to Lausanne, Switzerland. The New Agreements are effective from January 1, 2011. Concurrent with the execution of the New Agreements, his employment agreement with Logitech Inc., also a subsidiary of Logitech International, dated December 3, 2008 (the “Prior Employment Agreement”) and his change of control severance agreement with Logitech Inc. and Logitech International, dated December 3, 2008 (the “Prior Change of Control Agreement”), were terminated.

The compensatory terms of Mr. Labrousse’s New Employment Agreement with Logitech Europe S.A. reflect, in general, his compensation with Logitech Inc., adjusted for the US dollar to Swiss franc exchange rate, except that the New Employment Agreement provides for (i) benefits and statutory pension arrangements that are available to all Logitech’s Swiss-based regular employees (ii) the payment of the relocation costs of Mr. Labrousse and his family, and (iii) a special relocation bonus. In particular, the material terms of the New Employment Agreement are as follows:

•	Mr. Labrousse’s annual base salary will be CHF 710,000. This is equal to $786,254, as converted into U.S. dollars at the exchange rate of 1 CHF to U.S. 1.1074, as in effect on March 18, 2011.

•	Mr. Labrousse will continue to be eligible to participate in the Logitech Management Performance Bonus Plan and his target bonus will continue to be equal to 67% of his annual base salary.

•

Mr. Labrousse will receive relocation assistance to move him and his family from the United States to Switzerland in accordance with the Logitech International Transfer and Relocation Policy, including payments for certain relocation costs and expenses such as airfare and moving costs and temporary living benefits including lodging, meals and auto rental.

•	Mr. Labrousse will receive a one-time relocation bonus of $112,500.

•	Mr. Labrousse will also participate in the compensation and benefit programs generally available to Logitech’s Swiss employees.

The material terms of the New Change of Control Agreement remain unchanged from the Prior Change of Control Agreement, except that the New Change of Control Agreement is with Logitech Europe S.A. and is to be governed by Swiss law instead of California law, and certain other changes were made to reflect the change in governing law.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment agreement between Logitech Europe S.A. and Junien Labrousse dated March 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Catherine Valentine
Catherine Valentine
General Counsel, Vice President, Legal and Secretary

March 24, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment agreement between Logitech Europe S.A. and Junien Labrousse dated March 18, 2011.